As filed with the Securities and Exchange Commission on August 29, 1997
  Registration Nos. 33-41027, 33-80988, 33-80992, 33-94790, 333-13357, 333-13359
                                                                   and 333-13387

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                        FORM S-8 REGISTRATION STATEMENTS
                                      Under
                           The Securities Act of 1933


                                PMC-SIERRA, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                    94-2925073
-------------------------------             ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                             105 - 8555 Baxter Place
                    Burnaby, British Columbia, Canada V5A 4V7
                    (Address of principal executive offices)


                        1991 EMPLOYEE STOCK PURCHASE PLAN
                            1994 INCENTIVE STOCK PLAN
               PMC-SIERRA, INC. (PORTLAND) 1996 STOCK OPTION PLAN
                            (Full title of the Plans)


                          THE CORPORATION TRUST COMPANY
                               1209 Orange Street
                           Wilmington, Delaware 19801
                                 (800) 677-3394
            (Name, address and telephone number of agent for service)

                                    Copy to:
                               NEIL J. WOLFF, ESQ.
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (650) 493-9300


================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================

                                       Proposed       Proposed
        Title of                       Maximum         Maximum          Amount
       Securities        Amount        Offering       Aggregate          of
         to be           to be          Price         Offering      Registration
       Registered      Registered      Per Share        Price            Fee
-------------------------------------------------------------------------------

          N/A*            N/A*           N/A*            N/A*            N/A*


* No additional securities are to be registered, and registration fees were paid upon filing original Registration Statement Nos. 33-41027, 33-80988, 33-80992, 33-94790, 333-13357, 333-13359 and 333-13387. Therefore, no
      further registration fee is required.

                                PMC-SIERRA, INC.
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                       REGISTRATION STATEMENT ON FORM S-8

                                EXPLANATORY NOTE

         This Post-Effective Amendment No. 1 (the "Amendment") to certain Registration Statements on Form S-8 (File Nos. 33-41027, 33-80988, 33-80992, 33-94790, 333-13357, 333-13359 and 333-13387) (the "Registration Statements") is
being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act") by PMC-Sierra, Inc., a Delaware corporation ("PMC" or the "Company"). PMC is the successor to PMC-Sierra, Inc. (formerly named Sierra Semiconductor Corporation), a California corporation ("Sierra"), following a statutory merger (the "Merger") for the purpose of changing Sierra's state of incorporation from California to Delaware, effective as of July 10, 1997. Prior to the Merger, PMC had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, PMC succeeded by operation of law to all of the assets and liabilities of Sierra. The Merger was approved by the shareholders of Sierra at a meeting for which proxies were solicited pursuant to
Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         Except as modified by this Amendment, PMC, by virtue of this Amendment, expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Information Incorporated by Reference.
         --------------------------------------

         The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

         (a)      The 1996 Annual Report to Shareholders of Sierra;

         (b) The Annual Report on Form 10-K of Sierra for the fiscal year ended December 31, 1996.

         (c) The Quarterly Reports on Form 10-Q of Sierra and the Company, for the quarters ended March 31, 1997 and June 30, 1997, respectively.

         (d) The Current Reports on Form 8-K of Sierra and the Company, filed April 18, 1997 and August 8, 1997, respectively.

Item 4.  Description of Securities.
         --------------------------

         The Company's  Common  Stock,  par value  $0.001,  is registered  under
Section 12 of the Exchange Act.

         The holders of the Company's Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, except for the purpose of electing directors, when the holders of Common Stock are entitled to cumulate their votes pursuant to Section 214 of the Delaware General Corporation Law.

         Subject to preferences that may be applicable to any Preferred Stock which may be issued in the future, the holders of Common Stock of the Company are entitled to receive ratably such non-cumulative dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. The Common Stock of the Company has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock of the Company are entitled to share ratably in all assets remaining after payment of liabilities, subject to liquidation preferences, if any, of Preferred Stock which may be issued in the future. All outstanding shares of Common Stock are fully paid and non-assessable.

         Pursuant to the Company's Certificate of Incorporation, the Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of Preferred Stock in one or more series and to fix the designations, powers, preferences and rights (including, without limitation, dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences) and the qualifications, limitations or restrictions thereof, any or all of which may be greater than the rights of the Common Stock. The Board of Directors, without stockholder approval, can issue Preferred Stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing change in control of the Company. At present, there are no shares of Preferred Stock outstanding.

         Section 203 of the Delaware General Corporation Law, from which the Company has not opted out in its Certificate of Incorporation, restricts certain "business combinations" with "interested stockholders" for three years following the date that a person or entity becomes an interested stockholder, unless the Board of Directors approves the business combination and/or certain other requirements are met.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         The Certificate of Incorporation of the Company eliminates the liability of directors to the Company for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to the Company or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve the Company or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

         The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company currently has secured such insurance on behalf of its officers and directors.

         The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

          Exhibit
          Number                 Document


         4.1(1)        Certificate of Incorporation of the Company

         4.2(2)        Bylaws of the Company

         4.3(1) Fourth Article of the Certificate of Incorporation of the Registrant (Contained in Exhibit 4.1, above)

         4.4           Specimen Common Stock Certificate

         5.1           Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

         23.1          Consent of Ernst & Young, LLP, Independent Auditors

         23.2          Consent of Counsel (Contained in Exhibit 5.1, above)

         24.1(3)       Power of Attorney


(1) Incorporated by reference to Exhibit 3.1 filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

(2) Incorporated by reference to Exhibit 3.3 filed with the Company Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

(3)      Included  on  Signatures  page to this  Amendment  to the  Registration
Statements.



Item 9.  Undertakings.
         ------------

         (a)   The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statements:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statements (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statements;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statements or any material change to such information in the registration statements;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statements is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements.

                  (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statements relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statements shall be deemed to be a new registration statements relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officer and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Certificate of Incorporation and the Bylaws of the Company, Indemnification Agreements entered into between the Company and its officers and directors, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burnaby, British Columbia, Canada on August 26, 1997.

                                             PMC-SIERRA, INC.

                                             By:    /s/ ROBERT L. BAILEY
                                                   Robert L. Bailey
                                                   Chief Executive Officer
                                                   (Principal Executive Officer)
                                                   (Duly Authorized Officer)


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Bailey and John Sullivan, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 is being signed by the following persons in the capacities and on the dates indicated.


         Signature             Title                                  Date
         ---------             -----                                  ----


/S/ ROBERT L. BAILEY          Director and Chief Executive       August 26, 1997
-----------------------       Officer (Principal Executive
Robert L. Bailey              Officer)


/S/ JOHN SULLIVAN             Vice President, Finance and        August 26, 1997
-----------------------       Chief Financial Officer
John Sullivan                 (Principal Financial and
                              Accounting Officer)


/S/ JAMES V. DILLER           Chairman of the Board of           August 26, 1997
-----------------------       Directors
James V. Diller


/S/ ALEXANDRE BALKANSKI       Director                           August 26, 1997
-----------------------
Alexandre Balkanski


/S/ COLIN BEAUMONT            Director                           August 26, 1997
-----------------------
Colin Beaumont


/S/ MICHAEL L. DIONNE         Director                           August 26, 1997
-----------------------
Michael L. Dionne


/S/ FRANK J. MARSHALL         Director                           August 19, 1997
-----------------------
Frank J. Marshall

                                  EXHIBIT INDEX

                                                                    Sequentially
   Exhibit                                                            Numbered
   Number                   Exhibit                                     Page
   ------                   -------                                     ----

     4.4      Form of Common Stock Certificate
     5.1      Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
    23.1      Consent of Ernst & Young, LLP, Independent Auditors
    23.2      Consent of Counsel (Contained in Exhibit 5.1 above)